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         CONSENT OF GOLDENBERG ROSENTHAL FRIEDLANDER, LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our reports with respect to the financial statements of the Partnerships listed below as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.

     NAME OF PARTNERSHIP                                        DATE OF REPORT
     -------------------                                        --------------

     Baisley Park Associates (A Limited Partnership)            February 3, 1995
     Brunswick Village Limited Partnership                      January 23, 1995
     Churchview Gardens Limited Partnership                     January 23, 1995
     Harris Gardens Limited Partnership                         January 23, 1995
     Hawksworth Limited Partnership                             January 21, 1995
     Hollows Associates (A Limited Partnership)                 February 3, 1995
     Kimberton Apartments Associates (A Limited Partnership)    January 18, 1995
     Washington Northgate Limited Partnership                   February 3, 1995
     Washington Westgate Limited Partnership                    January 28, 1995
     Windsor Apartments Associates (A Limited Partnership)      January 18, 1995



                                      /s/ Goldenberg Rosenthal Friedlander, LLP



Jenkintown, PA
April 28, 1997